FORM OF PROXY CARD FOR FOUNDATION COAL STOCKHOLDERS
Please mark ☒ your vote as indicated in this example
FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN
☐ ☐ ☐ ☐ ☐ ☐
1. To adopt the 2. To approve Agreement and Plan adjournments of the of Merger, dated as Foundation Coal of May 11, 2009, as Holdings, Inc. it may be amended Special Meeting, if from time to time, necessary, to between Alpha permit further Natural Resources, solicitation of Inc. and Foundation proxies if there Coal Holdings, are not sufficient Inc., pursuant to votes at the time which Alpha Natural of the Foundation Resources, Inc. Coal Holdings, Inc. will merge with and Special Meeting to into Foundation adopt the merger Coal Holdings, Inc. agreement
Mark Here for Address Change or Comments ☐
SEE REVERSE

Share Owner sign here Co-Owner sign here Date
Please sign exactly as name or names appear hereon, including the title “Executor,” “Guardian” etc., if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.

▲ FOLD AND DETACH HERE ▲ WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time on [?].

OR
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
FOUNDATION COAL HOLDINGS, INC. SPECIAL MEETING OF STOCKHOLDERS [ ], 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FOUNDATION COAL HOLDINGS, INC.
The undersigned revokes all previous proxies, acknowledges receipt of Notice of the Special Meeting of Stockholders to be held on [ ], 2009 and the joint proxy statement / prospectus and appoints James F. Roberts, Greg A. Walker and Edythe C. Katz, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Foundation Coal Holdings, Inc. (Foundation) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders to be held at [?], and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this card:
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. IF ANY OTHER MATTER PROPERLY COMES BEFORE THE ANNUAL MEETING, THE PROXY HOLDER WILL VOTE UPON SUCH MATTER IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXY HOLDER.
(Continued and to be marked, dated and signed, on the other side)
BNY MELLON SHAREOWNER SERVICES
Address Change/Comments P.O. BOX 3550 (Mark the corresponding box on the reverse side) SOUTH HACKENSACK, NJ 07805-9250

▲ FOLD AND DETACH HERE ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Foundation Coal Holdings, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends
• View certificate history • Make address changes
• View book-entry information • Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time
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www.bnymellon.com/shareowner/isd Investor ServiceDirect®
Available 24 hours per day, 7 days per week
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. —